Exhibit 10.7
Adopted [               ], 200[   ]
ANNUAL INCENTIVE PLAN
ALLEGHENY ENERGY, INC.
(Amended and Restated as of January 1, 2008)
SECTION 1. PURPOSES
     The purposes of the Plan are: (i) to recognize and reward outstanding performers who have contributed significantly to the Company’s success and to their respective business units; (ii) to align the corporate vision, goals and business strategy to compensation strategy; and (iii) to provide a compensation environment that will attract, retain and motivate employees.
SECTION 2. DEFINITIONS
     For purposes of the Plan, the following terms have the following meanings:
     “Adjusted Net Income” of the Company for any Performance Year shall mean the consolidated net income of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles (GAAP), adjusted to exclude the impact on net income of any changes in accounting principles, extraordinary items, non-recurring charges or gains, discontinued operations, regulatory and/or legislative changes, labor union disruptions and acts of God such as hurricanes.
     “Award” shall mean the amount payable in cash as annual incentive compensation to a Participant under the Plan.
     “Board” shall mean the Board of Directors of the Company.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
     “Committee” shall mean the Management Compensation and Development Committee of the Board or any other committee of the Board having delegated authority over the administration of the Plan.
     “Company” shall mean Allegheny Energy, Inc., a Maryland corporation.
     “Corporate Performance Goals” shall mean the pre-established, objective performance goals established by the Committee upon attainment of which the Award is paid.
     “Covered Employee” shall mean “covered employee” as such term is defined in Section 162(m) of the Code.
     “Employee” shall mean an employee of the Company or any Subsidiary.
     “Employment” shall mean continuous employment with the Company or a Subsidiary.
     “Maximum Award” shall mean, for any Participant, two hundred percent (200%) of such Participant’s Target Award or, if lesser, the amount specified in Section 5(e).

     “Participant” shall mean an Employee who is eligible to receive an Award under the Plan.
     “Performance Measure” shall mean the measure upon which Awards are based and shall mean, for any Performance Year, the Adjusted Net Income of the Company.
     “Performance Threshold” shall mean, in relation to any Performance Year, the minimum level of performance that must be achieved with respect to the Performance Measure in order for an Award to become payable pursuant to this Plan.
     “Performance Year” shall mean the period from January 1 through December 31 of any given year upon which the next Award payout is based.
     “Plan” shall mean the Annual Incentive Plan of the Company, as amended.
     “Subsidiary” shall mean any entity in which the Company owns, directly or indirectly, fifty percent or more of the total combined voting power of all classes of stock or other securities.
     “Target Award” shall have the meaning specified in Section 5(b).
SECTION 3. THE COMMITTEE
     (a) The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) select Award recipients and determine their Target Awards and the extent of their participation and (ii) establish all other terms, conditions (including the Performance Threshold to be utilized), restrictions and limitations applicable to Awards, including, but not limited to, those relating to a Participant’s retirement, death, disability, leave of absence or termination of Employment. The Committee’s right to make any decision or determination under the Plan shall be in its sole and absolute discretion.
     (b) The administration of the Plan shall be managed by the Committee. The Committee shall have the power to correct any defect, supply any omission or clarify any inconsistency in the Plan and to take such actions and make such administrative determinations as the Committee deems appropriate in its discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants.
     (c) The Committee may, with respect to Participants who are not Covered Employees, delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan.
     (d) No member of the Committee, nor any officer or director of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or director of the Company acting on their behalf, to the extent permitted by law, shall be entitled to full indemnification, reimbursement and protection by the Company in respect of any such action, determination or interpretation. In the performance of its functions under the Plan, the Committee and any officer or director of the Company acting on their behalf, shall be entitled to rely upon information and advice furnished to them by the Company’s officers, accountants, counsel and any other party that they deem necessary, and no member of the Committee, nor any officer or director of the Company acting on behalf of the Committee, shall be liable for any action taken or not taken in reliance upon any such information or advice.
SECTION 4. ELIGIBLE PARTICIPANTS
     All Employees at the level of director and above shall be eligible to participate in the Plan in accordance with any additional eligibility standards established by the Committee. Members of the Board who are not also Employees shall not be eligible to participate in the Plan.
SECTION 5. CALCULATION OF AWARDS
     (a) Each Award shall be conditioned on the Company’s achievement of the Performance Threshold established by the Committee with respect to the Performance Measure. The Committee shall establish the Performance Threshold no later than ninety (90) days after the beginning of the applicable Performance Year. The Committee may adjust the Performance Threshold to reflect significant unforeseen events and other factors; provided, however, that the Committee may not make any such adjustment in determining the Award of any Covered Employee if such adjustment would cause compensation awarded pursuant to such Award to cease to be performance-based compensation under Section 162(m) of the Code.
     (b) The Committee shall establish a target award level (the “Target Award”) for each Participant no later than ninety (90) days after the beginning of the applicable Performance Year (or, in the case of any Participant who commences employment during a Performance Year, if later, no later than thirty (30) days after such Participant commences employment). The Target Award may be specified as a fixed amount or as a percentage of a Participant’s base salary.
     (c) In the event that the Company achieves the Performance Threshold in any Performance Year, each Participant in the Plan shall, subject to Section 5(d), Section 5(e) and Section 6(d), be entitled to receive an Award in an amount equal to two hundred percent (200%) of the Participant’s Target Award for such Performance Year.
     (d) The Committee may, in its sole discretion, reduce the amount of any Award granted to any Participant below the Maximum Award based upon one or more of the following factors: (i) financial indicators (e.g. net income, operating expenses), (ii) operational indicators (e.g. service unavailability, generator availability, OSHA recordables), (iii) achievement of specified corporate objectives, (iv) evaluations of the Participant’s individual performance and (v) such other factors as the Committee may determine. The Committee’s exercise of its discretion under this Section 5(d) may result in a Participant being granted no Award.
     (e) The maximum Award hereunder for any Participant with respect to any Performance Year shall be $2,400,000 in the case of the Company’s Chief Executive Officer, $1,250,000 in the case of the Company’s Chief Financial Officer, and $1,000,000 in the case of any other Participant; provided, however, that no Participant may receive an Award with respect to any Performance Year in excess of two hundred percent (200%) of such Participant’s Target Award.

SECTION 6. PAYMENT
     (a) The Committee shall, prior to any payment under the Plan, certify in writing that the Performance Threshold has been achieved. For purposes of this provision, and so long as Section 162(m) of the Code and the Treasury Regulations thereunder permit, the approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.
     (b) Subject to Section 6(c), Awards under the Plan shall be paid in cash as soon as practicable after financial statements for the Performance Year have been prepared and the Committee has certified that the Performance Threshold has been achieved; provided, however, that in no event shall an Award to a Participant for a particular Performance Year be paid earlier than January 1 or later than March 15th of the calendar year following the completion of the Performance Year for which the award is earned.
     (c) The Committee may permit a Participant to defer such Participant’s receipt of the Award that would otherwise be due to such Participant. If any such deferral election is permitted, such Award shall be deferred under, and in accordance with the terms of, the Allegheny Energy, Inc. Nonqualified Deferred Compensation Plan; provided, however, that any deferral with respect to any Covered Employee shall comply with the requirements of Sections 162(m) and 409A of the Code and the corresponding Treasury Regulations and related guidance promulgated thereunder.
     (d) To participate in the Plan, an eligible Employee must be employed on or before September 1 of the Performance Year and at the time the Awards are paid unless otherwise provided by the Committee.
     (e) To be eligible to receive an Award under the Plan, an Employee must be employed in a director level or above position at the end of a Performance Year, subject to such exceptions as may be authorized or approved by the Committee.
SECTION 7. NONTRANSFERABILITY
     A Participant’s rights under the Plan, including the right to amounts payable, may not be sold, assigned, pledged, hypothecated or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.
SECTION 8. TAX WITHHOLDING
     The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan, an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations.

SECTION 9. UNFUNDED PLAN
     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent that any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant the right, title or interest in any assets of the Company.
SECTION 10. EXPENSES OF THE PLAN
     The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries.
SECTION 11. NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT
     (a) No Employee shall have any claim or right to be granted an Award under the Plan.
     (b) There shall be no obligation of uniformity of treatment of Participants under the Plan.
     (c) Unless otherwise determined by the Committee, Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program.
     (d) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
     (e) The adoption of the Plan shall not confer upon any Employee of the Company or any Subsidiary any right to continued Employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of any of its Employees at any time, free from any claim or liability under the Plan.
SECTION 12. AMENDMENT AND TERMINATION
     The Plan may be amended or terminated at any time and from time to time by the Board and the Committee, except that no amendment may be made without stockholder approval if, and to the extent that, such approval would be required to comply with any applicable provisions of Section 162(m) of the Code. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s consent.
SECTION 13. SEVERABILITY
     Each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.
SECTION 14. GOVERNING LAW
     The Plan shall be construed in accordance with and governed by the laws of the State of New York, other than the conflict of law provisions thereof.
SECTION 15. COMPLETE DOCUMENT
     This document is a complete statement of the Plan and as of the effective date supersedes all prior plans, proposals, representations, promises and inducements, written or oral, relating to its subject matter including, without limitation, the Company’s 2002 Annual Incentive Plan. The Company shall not be bound or liable to any person for any representation, promise or inducement made which is not embodied in this document or in any authorized written amendment to the Plan.
SECTION 16. EFFECTIVE DATE
     The Plan was originally adopted and effective on March 4, 2004. Upon the approval and adoption thereof by the Board, the Plan shall be amended and restated effective as of January 1, 2008 to update the Plan for certain changes in applicable law, to incorporate earlier amendments, and to make certain other clarifying changes.
SECTION 16. COMPLIANCE WITH LAW
     The Plan is intended to comply with applicable law. Without limiting the foregoing, the Plan is intended to comply with the short-term deferral rule set forth in the Treasury Regulations under Section 409A of the Code, in order to avoid application of Section 409A of the Code to the Plan. If and to the extent that any payment under the Plan is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, the Plan shall be administered so that such payments are made in accordance with the requirements of Section 409A of the Code. To the extent that the Plan is subject to 409A of the Code, if any Plan provision would cause a conflict with the applicable requirements of Section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the applicable requirements of Section 409A of the Code, such provision shall be deemed null and void.